UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2012

TNS, INC.

(Exact Name of Registrant as Specified in the Charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                         Entry into a Material Definitive Agreement

On December 11, 2012, TNS, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Trident Private Holdings I, LLC, a Delaware limited liability company (“Parent”), and Trident Private Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly owned subsidiary of Parent.  Parent and Merger Sub are affiliates of Siris Capital Group, LLC (“Siris”).  The Company’s Board of Directors (the “Board”) unanimously approved the Merger Agreement, acting upon the unanimous recommendation of a special committee composed of independent and disinterested directors of the Board (the “Special Committee”).

At the effective time of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time (other than shares (i) held by the Company in treasury, (ii) owned directly or indirectly by any of the Company’s wholly owned subsidiaries, Parent or Merger Sub, or (iii) held by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $21.00 in cash (the “Per Share Merger Consideration”), without interest, less any applicable taxes required to be withheld.

Each option to acquire the Company’s common stock, whether vested or unvested, outstanding immediately prior to the consummation of the Merger will be cancelled and converted into the right to receive an amount in cash equal to the excess, if any, of $21.00 over the exercise price per share of such option, less any applicable taxes required to be withheld.  Each share of restricted stock and restricted stock unit that vests based on the passage of time, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash equal to $21.00, less any applicable taxes required to be withheld.  Restricted stock units that vest based on the satisfaction of performance criteria will be cancelled and converted, on a pro rata basis based on the time elapsed during the applicable performance period and the total time in the applicable performance period, into the right to receive an amount in cash equal to $21.00, less any applicable taxes required to be withheld.

Consummation of the Merger is subject to customary conditions, including, among others, (i) the approval of the Merger by the Company’s stockholders, (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the absence of certain legal impediments to the consummation of the Merger.

Parent has secured committed financing, consisting of a combination of (i) equity to be provided by an investor group led by Siris Partners II, L.P. and (ii) debt financing to be provided by affiliates of SunTrust Robinson Humphrey, Inc. and Macquarie Capital (USA) Inc., the aggregate proceeds of which, together with cash held by the Company at closing, will be sufficient for Parent to finance the transactions contemplated by the Merger Agreement, including payment of the aggregate Per Share Merger Consideration and all related fees and expenses.  Consummation of the Merger is not subject to a financing condition.

The Company has made various representations and warranties and agreed to specified covenants in the Merger Agreement, including covenants relating to the conduct of the Company’s business between the date of the Merger Agreement and the closing of the Merger and other matters, including the “go-shop” and “no-shop” covenants described below.

During the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. Eastern Time on January 10, 2013 (the “Go-Shop Period”), the Company may initiate, solicit and encourage any alternative acquisition proposals from third parties, provide nonpublic information to such third parties pursuant to acceptable confidentiality agreements and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals.  Starting at 12:00 a.m. on January 11, 2013, the Company will become subject to customary “no-shop” restrictions on its ability to initiate, solicit or encourage alternative acquisition proposals from third parties, provide nonpublic information to such third parties pursuant to acceptable confidentiality agreements and participate in discussions and negotiations with such third parties regarding alternative acquisition proposals, except that the Company may, for thirty days following the end of the Go-Shop Period, continue to engage in the aforementioned activities with third parties that made an alternative acquisition proposal during the Go-Shop Period that the Special Committee believes in good faith is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement).  In addition, after the Go-Shop Period, in response to any unsolicited alternative acquisition proposal received from any third party, the Company may provide nonpublic information to such party pursuant to an acceptable confidentiality agreement and participate in discussions and negotiations with such party, if the Special Committee determines in good faith that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and any such alternative acquisition proposal is, or could reasonably be expected to result in, a Superior Proposal.

Prior to the approval of the Merger by the Company’s stockholders, the no-shop provision is subject to a “fiduciary out” provision, which permits the Board, subject to compliance with certain obligations described below, to (i) change its recommendation to the Company’s stockholders regarding the Merger or terminate the Merger Agreement, in either case due to an intervening event, or (ii) approve a Superior Proposal and terminate the Merger Agreement to enter into such Superior Proposal, if, with respect to either (i) or (ii), the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties under applicable law.  Before exercising this “fiduciary out” however, the Board must provide Parent with three business days’ prior written notice of its intentions, the basis for its action and, if applicable, the material terms of any Superior Proposal.  During such three business day period, the Company must, at Parent’s request, engage in certain discussions or negotiations with Parent.  After three business days, and taking into account any changes to the Merger Agreement and the related transaction documents offered in writing by Parent, if Board determines in good faith (after consultation with its financial advisor and outside legal counsel) that, as applicable, (i) the failure to effect a change of recommendation or termination due to an intervening event would be inconsistent with its fiduciary duties under applicable law or (ii) the Superior Proposal continues to constitute a Superior Proposal, then the Board may exercise its “fiduciary out.”  In the event of any amendment to the financial terms or any other material amendment of a Superior Proposal, the Company must deliver to Parent two business days’ prior written notice and again comply with the applicable requirements described above.

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee.  If the termination fee becomes payable under certain circumstances during the sixty-day period following the date of the Merger Agreement, the amount of the termination fee will be $8,019,250.  In all other instances in which a fee is due to Parent, the amount of the termination fee will be $18,711,500.  The Company will be required to reimburse third-party expenses incurred by Parent in connection with the Merger Agreement in an amount not to exceed $5,346,000 in the event that the Merger Agreement is terminated under certain circumstances.  Parent will be required to reimburse third-party expenses incurred by the Company in connection with the Merger Agreement in an amount not to exceed $5,346,000 in the event that the Merger Agreement is terminated under certain circumstances.  The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $32,076,750 under certain circumstances specified in the Merger Agreement.  Siris Partners II, L.P., an affiliate of Siris and Parent, has provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of the reverse termination fee and certain other monetary obligations that may be owed by Parent pursuant to the Merger Agreement.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub.  In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by matters specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (“SEC”) prior to the date of the Merger Agreement and confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files or has filed with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Forward-Looking Statements

The statements contained in this report that are not historical facts are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements.  The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that competing acquisition proposals will be made; the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement; the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger, including the receipt of all regulatory approvals related to the Merger; the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the Merger Agreement; the disruption of management’s attention from the Company’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the Company’s relationships with its customers, operating results and business generally; the effects of local and national economic, credit and capital market conditions; and other risk factors described in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2012.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to December 11, 2012.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company will prepare a proxy statement to be filed with the SEC.  When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company.  THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov.

The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TNS, Inc., 11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191, Attn: Corporate Secretary, telephone: 703-453-8300, or from the Company’s website, http://www.tnsi.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting of stockholders that will be held to consider the proposed Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 20, 2012.  Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when filed with the SEC.

Item 9.01                                       Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 11, 2012, among Trident Private Holdings I, LLC, Trident Private Acquisition Corp. and TNS, Inc.*
99.1	Press Release dated December 11, 2012.
99.2	Frequently Asked Questions dated December 11, 2012.
99.3	Letter to TNS Employees dated December 11, 2012.
99.4	Letter to TNS Customers dated December 11, 2012.

*         The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.
(Registrant)

Dated: December 11, 2012	By:	/s/ Henry H. Graham, Jr.
	Name:	Henry H. Graham, Jr.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 11, 2012, among Trident Private Holdings I, LLC, Trident Private Acquisition Corp. and TNS, Inc.*
99.1	Press Release dated December 11, 2012.
99.2	Frequently Asked Questions dated December 11, 2012.
99.3	Letter to TNS Employees dated December 11, 2012.
99.4	Letter to TNS Customers dated December 11, 2012.

*         The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.